Exhibit 10.3

AMENDMENT NO. 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

This Amendment No. 1 to the Assignment and Assumption Agreement (this “Amendment”) dated this 12th day of July, 2022 (the “Effective Date”), by and between Alset International Limited, a Republic of Singapore limited company, (the “Assignor”) and DSS, Inc., a New York corporation (the “Assignee”).

WHEREAS, the Assignor and the Assignee are parties to an Assignment and Assumption Agreement, dated February 25, 2022 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as more particularly set forth below;

THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Section 1 of the Agreement is deleted in its entirety and replaced with the following: “Assignment. Assignor effective as of the Effective Date sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Loan in exchange for payment to Assignor of 21,366,177 shares of the common stock of Assignee.”

2. The parties acknowledge and agree that all closing conditions set forth in the Agreement have been satisfied as conceived as of the Effective Date.

3. Except as amended hereby, the Agreement shall review unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ASSIGNOR:

ALSET INTERNATIONAL LIMITED, a Republic of Singapore company

By:	/s/ Lui Wai Leung Alan
Name:	Lui Wai Leung Alan
Title:	CFO

ASSIGNEE:

DSS, INC., a New York corporation

By:	/s/ Frank D. Heuszel
Name:	Frank D. Heuszel
Title: CEO